Exhibit 99.1

Qualstar Announces Preliminary Second Quarter Revenues

SIMI VALLEY, Calif.--(BUSINESS WIRE)--Qualstar® Corporation (Nasdaq:QBAK), a manufacturer of automated tape storage solutions and high-efficiency power supplies, today announced that preliminary revenues for the second quarter of fiscal 2008 ended December 31, 2007 are expected to be in the range of $5.85 to $5.95 million, which is near the high-end of its previously disclosed guidance range of $5.2 to $6.1 million. On a sequential basis, this is an improvement over the net revenues of $5.3 million reported by the Company for the first quarter of fiscal 2008 ended September 30, 2007.

Commenting on the preliminary second quarter results, William Gervais, president and chief executive officer of Qualstar Corporation stated, “The strength of our second quarter preliminary revenues was the result of gains across several tape library technologies. In addition, I continue to be pleased with the performance of our N2Power business, which is well positioned to capitalize on the strong demand for our highly-efficient power supplies resulting from increasing worldwide energy concerns.”

Qualstar Corporation will provide its complete financial results in its second quarter fiscal year 2008 earnings release and conference call. The exact timing and details of the earnings release and conference call will be announced as they are available.

As previously disclosed, Qualstar will be presenting at the Needham & Company Tenth Annual Growth Stock Conference. The Conference is being held January 8-11, 2008 at the New York Palace Hotel. The Company is scheduled to present on Friday, January 11, 2008 at 8:00 a.m. EST.

About Qualstar Corporation

Qualstar manufactures automated tape libraries and power supplies. Its products are known throughout the world for energy efficiency and rugged, Simply Reliable designs yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide to backup, archive and protect data from incidental and catastrophic loss. Its N2Power brand high efficiency, ultra small switching power supplies are sold to OEM manufacturers worldwide, where very low power consumption is required. Qualstar Corporation is publicly traded on the NASDAQ National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

Forward-Looking Statements

Statements concerning the future business, operating results and financial condition of the Company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include the Company’s ability to increase sales of its tape libraries; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for tape libraries or other Qualstar products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company’s financial results or condition are included in Qualstar’s filings with the Securities and Exchange Commission. In particular, reference is made to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

CONTACT:
Qualstar Corporation
Andrew Farina, Vice President & CFO, 805-583-7744
afarina@qualstar.com
or
Financial Relations Board
Lasse Glassen, General Information, 213-486-6546
lglassen@frbir.com